UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 23, 2019, Charah Solutions, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Scott Sewell, the Company’s Chief Operating Officer, as President and Chief Executive Officer of the Company, effective immediately. The Board also appointed Mr. Sewell to the Board as a director, with a term expiring at the 2020 annual meeting of stockholders or, if earlier, until his death, disability, resignation, disqualification, or removal from the Board. There are no transactions between the Company and Mr. Sewell that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Sewell and any other persons pursuant to which he was appointed as a director of the Company. As a management director, Mr. Sewell is not an independent director and is not anticipated to be appointed to a Board committee at this time. In connection with his appointment as President and Chief Executive Officer, Mr. Sewell will cease serving as the Company’s Chief Operating Officer, effective immediately.

In connection with his appointment, the Company entered into a letter agreement with Mr. Sewell (the “CEO Agreement”). Pursuant to the CEO Agreement, Mr. Sewell (i) will receive an annualized base salary of $525,000, (ii) is eligible to receive an annual bonus of up to 100% of his base salary and (iii) is eligible to receive annual awards under the Company’s 2018 Omnibus Incentive Plan with a target value equal to 200% of his base salary. Mr. Sewell will not receive any additional compensation for serving as a member of the Board. This summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Sewell, age 39, joined Charah in 2008 as an Operations Manager and held the positions of Vice President of Operations and Senior Vice President of Operations until 2013 when he was appointed Chief Operating Officer (COO). As COO, Mr. Sewell was responsible for maintaining oversight of Charah operations, safety management, business development and utility relations. Prior to joining Charah, he worked for Bechtel Corporation from 2002 until 2007.

Charles E. Price, the Company’s previous President and Chief Executive Officer, ceased to be employed by the Company on January 23, 2019. In accordance with the terms of his employment agreement (the “Employment Agreement”), Mr. Price was deemed to have resigned from all officer and director positions with the Company, including as a member of the Board as of the date of the termination of his employment. Mr. Price is eligible to receive the severance benefits set forth in the Employment Agreement subject to his satisfaction of the release requirements set forth in the Employment Agreement.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2019, the Company issued a press release announcing the matters discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Chief Executive Officer Letter Agreement between Charah Solutions, Inc. and Scott Sewell, dated January 23, 2019.

99.1	Press Release, dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: January 23, 2019	By:	/s/ Bruce Kramer
Bruce Kramer
Chief Financial Officer, Treasurer and Secretary

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